UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2006

Novacea, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 800

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 228-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 13, 2006, Novacea, Inc. entered into a General Release and Separation Agreement (the “Separation Agreement”) with Bradford S. Goodwin, which agreement will be effective December 20, 2006. Pursuant to the Separation Agreement, Mr. Goodwin resigned as an officer and director of Novacea effective December 7, 2006, as previously reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2006, and Mr. Goodwin’s employment will terminate effective January 1, 2007. Under the Separation Agreement, Mr. Goodwin has provided a general release of claims against Novacea.

Pursuant to the Separation Agreement, Novacea will pay Mr. Goodwin (i) a bonus for the fiscal year ended December 31, 2006 equal to fifty-six percent of Mr. Goodwin’s fiscal year 2006 bonus target and (ii) a bonus for the fiscal year ended December 31, 2007 equal to fifty percent of Mr. Goodwin’s fiscal year 2006 bonus target. In addition, pursuant to the Separation Agreement, Novacea will pay Mr. Goodwin an amount equal to one year of his final base salary, which amount will be paid as set forth in the Separation Agreement over the calendar year 2007. Pursuant to the Separation Agreement, Mr. Goodwin is entitled to 12 months acceleration on all of his outstanding stock options and, consistent with the terms of the stock option plans under which Mr. Goodwin’s stock options were issued, Mr. Goodwin will be permitted to exercise his vested stock options on or before December 31, 2007.

The foregoing description is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	General Release and Separation Agreement, dated December 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2006	NOVACEA, INC.

	By:	/s/ Edward C. Albini
	Name:	Edward C. Albini
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	General Release and Separation Agreement, dated December 13, 2006